EXHIBIT 10.44

                             REVOLVING CREDIT NOTE

         FOR VALUE RECEIVED, Coast International, Inc. promises to pay to the order of Special Investment Risks, LLC at its office at 850 Cannon Drive, Hurst, Texas (or such other place as the Payee may designate) in United States Dollars, the lesser of Three Million Dollars ($3,000,000.00), or the principal balance of the revolving line of credit extended hereby together with interest on the unpaid balance from the 5th day of March, 1999 on the terms and conditions hereinafter set forth.

1. Definitions: As used on this Note, the following terms shall have the meanings indicated:

         (a)      "Maker" means Coast International, Inc.

         (b)      "Payee" means Special Investment Risks, LLC

         (c)      "Stated Rate" means":

                  1.5% above the Texas Commerce Bank Prime Rate. The Stated Rate
                  per  annum  shall  be  charged  on  the  outstanding   balance
                  hereunder.

                  The Stated Rate is subject to change as the Prime Rate change. Changes in the Prime Rate shall be determined and the resultant adjusted Stated Rate shall take effect on the first day of each calendar month.

         (d) "Monthly Commitment Fee Rate" means 1/10 of 1% per month (0.10%) of the available balance of the revolving line of credit that is not outstanding.

         (e)      "Maturity Date" means July 1, 2000.

         (f)      "Business Day" means the day the Payee is open for business.

         (g) "Loan Documents" means any and all documents and instruments now or hereafter evidencing, securing or guaranteeing all or any part of the indebtedness evidencing this Note and the Security and Pledge Agreements of Maker to Payee dated February 26, 1998.

2.       Line of Credit.

         (a) Payee hereby establishes a $3,000,000.00 revolving line of credit in favor of Maker subject to the terms and conditions hereof.

         (b) Maker acknowledges that as of February 28, 1999, there is an existing line of credit with Payee with an outstanding balance of $1,530,000.00. The Parties hereby agree that the $1,530,000.00 balance will become a part of this new line of credit and the prior line of credit is canceled.

         (c) Provided no default exists under this or any other Loan Documents and subject the maximum amount available during any period. Maker may avail itself of revolving credit as follows:

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                  (i)      Not less than  three  (3) days  prior to the date the
                           request is to be funded, Maker must provide a draw request and certification duly executed by Maker or an officer of authorized representative of Maker. In the event the draw request is more than $250,000, notice of five (5) Business Days is required.

                  (ii)     The draw request must be for not less than $1,000.

3.       Security. This Note is unsecured.

4. Computation of Interest. All interest on this Note shall be computed as the product of Stated Rate and the balance outstanding as of the last day of each month. In the event this Note is not executed on the first day of the month, the initial interest calculation shall be prorated for the number of days this Note was effective during the initial month.

5. Computation of Monthly Commitment Fee. The monthly commitment fee on this Note shall be computed as the product of the Monthly Commitment Fee Rate and the available balance of the revolving line of credit that is not outstanding as of the last day of each month. In the event this
         Note is not executed on the first day of the month, the initial commitment fee calculation shall be prorated for the number of days this Note was effective during the initial month.

6.       Mandatory Payments.

         (a) Commencing April 1, 1999, and on the first day of each month thereafter until this Note is paid in full, Maker shall pay any and all interest, calculated at the Stated Rate, due on the principal amount(s) drawn prior to said date from the revolving line of credit.

         (b) Commencing April 1, 1999, and on the first day of each month thereafter until this Note is paid in full, Maker shall pay the commitment fee, calculated at the Monthly Commitment Fee Rate on the available balance of the line of credit not drawn prior to said date.

         (c) All payments hereon made pursuant to this numbered paragraph shall be applied first to charges other than interest, commitment fee and principal, then to accrued interest, then to accrued commitment fees, and finally to principal.

         (d) If any payment provided for this Note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest on this Note.

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         (e)      Maker  shall be  entitled to prepay all or any portion of this
                  Note at any time, without penalty.

7. Past Due Payments. All payments for principal, commitment fees and interest on this Note which are past due shall bear interest at the Stated Rate plus six percent (6.0%) per annum.

8. Default. The occurrence of any one or more of the following events shall constitute default under this Note, whereupon the owner or holder hereof may, at his or her option, exercise any or all rights, powers and remedies afforded under any of the Loan Documents, all other instruments evidencing, insuring or guaranteeing this Note and by law, including he right to declare the unpaid balance of principal, commitment fees and accrued interest on this Note at once mature and payable.

         (a)      The following events shall constitute an immediate default:

                  (i) failure to make payments of principal, interest or commitment fees due hereunder within five (5) days of the date due, or

                  (ii) failure to make all other payments or performance required hereunder, as the same becomes due and payable and/or performable, whether by acceleration or otherwise.

                  (iii) should the Maker (aa) voluntarily suspend transaction of business; (bb) become insolvent or unable to pay its debts as they mature; (cc) file a voluntary petition of bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (dd) make an assignment for the benefit of creditors; (ee) apply for or consent to the appointment of any receiver or trustee for any such party or of all or any substantial portion of the property of any such party; or (ff) make an assignment to an agent authorized to liquidate any substantial part of its or their assets; or

                  (iv) in respect to the Maker, (aa) an involuntary petition shall be filed with any court or other authority seeking reorganization or a creditor's arrangement of any such party of the adjudication of any such party as bankrupt or insolvent; (bb) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for all or any substantial portion of the property of any such part; or (cc) a writ or warrant of attachment or any similar petition shall be issued by any court or other authority against all or any substantial portion of the property of any such party and such petition seeking reorganization, creditor's arrangement or adjudication or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of

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                           attachment   or  similar   process  is  not  vacated,
                           released or bonded within thirty (30) days after its entry or levy; or

                  (v) the dissolution, liquidation or termination of the Maker; or

         (b) The following events, other than those listed in 7(a) above, shall constitute a default on the 45th day after such event, unless prior to the 45th day Maker cures such default or Payee in writing extends the cure period or waives such default.

                  (i) failure to perform, observe or comply with or default under any of the terms, covenants, conditions or provisions contained in this Note, any of the other Loan Documents, or any other agreement with Payee; or

                  (ii) any representation or warranty made in this Note, in any of the other Loan Documents, in the Draw Request, or in any other written report, document or instrument now or hereafter delivered or given, to the Payee pursuant to this Note, or any of the other Loan Documents or otherwise incident to the Debt proves to have been untrue or misleading in any material respect as of the date made or deemed made; or

                  (iii) any action, suit or proceeding shall be commenced against or affecting the Maker involving the validity or enforceability of this Note or any of the other Loan Documents, at law or in equity, or before any governmental authority, which in the judgment of the Payee, impairs or would impair the Payee's ability to collect the Debt when due or the enforceability of this Note or any of the Other Loan Documents; or

                  (iv) any one or more final judgments for the payment of money in excess of any aggregate $10,000 shall be rendered against the Maker and the same shall remain unstayed or undischarged for a period of ninety (90) days; or

                  (v) the Maker shall be prevented or relieved by any governmental authority from performing, or observing any material term, covenant, or condition of this Note or any of the other Loan Documents; or

                  (vi) any material adverse change shall occur in the financial condition of the Maker; or

                  (vii)    any change in ownership of Maker; or

                  (viii) the Maker fails to provide Payee with a copy of the monthly financial statements within five (5) Business Days after month end; or


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                  (ix)     the Maker  fails to provide  Payee with a copy of the
                           federal income tax return within 15 days after it is filed with the Internal Revenue Service.

9. No Waiver by the Payee. No delay or omission of the Payee or any other holder hereof to exercise any power, right or remedy accruing to the Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.

10. Costs and Attorney's Fees. In addition to all principal, commitment fees, and accrued interest on this Note, the Maker agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this Note in any probate, reorganization, bankruptcy or any other proceedings for the establishment or collection of any amount hereunder, or in collecting this Note through any such proceedings, and
         (b) reasonable attorney's fees when and if this Note is placed in the hands of an attorney for collection after default.

11. Waivers by Maker and Others. The Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration), demand, presentation for payment, protest and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended or re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or to maintain perfection of any line on or security interest in any such security.

12. Paragraph Headings. Paragraph headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.

13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas. The terms of any agreement securing the payment of this Note may also be governed by the law of the state where the property is located. The Maker hereby irrevocably agrees that any legal proceeding against the Payee arising out of or in connection with this Note or any of the other Loan Documents shall be brought in the district court of Tarrant County, Texas or the United States District in Texas.

14. Successor and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of the Maker and the Payee.

15. Records of Payments. The records of interest rates and payments of the Payee shall be prima facie evidence of the amounts owing on this Note.

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16.      Brokers.  Maker  represents  and warrants that it is not liable for any finders' fees, brokerage fees or similar fees and expense in connection with this loan transaction.

17. Severability. If any provision of this Note shall be determined by any court of competent jurisdiction to be illegal or unenforceable, then that provision only shall be of no force and effect and shall be deemed excised herefrom, and the remainder of the provisions of this Note shall be enforced.

         I AGREE TO THE TERMS SET OUT IN THIS NOTE AND ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTE AND OTHER LOAN DOCUMENTS ON TODAY'S DATE.


COAST INTERNATIONAL, INC.


/s/ Bijan Moaveni                                       5-12-99
-------------------------                              ---------
Maker: Bijan Moaveni                                     Date
Its: President


Special Investment Risks, Ltd.


/s/ Gary Friedman                                       3/9/99
-------------------------                              ---------
Payee: Gary Friedman                                     Date
Its: Secretary